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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF STATE COMMUNICATIONS, INC.
                     (TO BE RENAMED TRIVERGENT CORPORATION)

1.       TriVergent Communications, Inc. (South Carolina)

         TriVergent Communications, Inc. has the following subsidiaries:

         1.1.     TriVergent Leasing, LLC (South Carolina)

         1.2.     Carolina Online, Inc. (South Carolina)

                  Carolina Online, Inc. does business under the name "TriVergent Communications, Inc."

2.       TriVergent Communications South, Inc. (Delaware):

         TriVergent Communications South, Inc. has the following subsidiaries:

         2.1.     TriVergent Leasing South, LLC (Delaware)

         2.2.     ISAAC Acquisition Corp. (South Carolina)

                  ISAAC Acquisition Corp. does business under the name "TriVergent Communications, Inc."

         2.3.     Teleco Acquisition Corp. (South Carolina)

                  Teleco Acquisition Corp. does business under the name "TriVergent Communications, Inc."

3.       TriVergent Communications West, Inc. (Delaware)